UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

(617) 245-0399

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2). Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 3, 2022, LogicBio Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Camelot Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Merger Sub is a newly formed entity that was formed by Parent in connection with the transactions contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, on the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) as promptly as practicable after the date of the Merger Agreement but in no event later than 10 business days following the date of the Merger Agreement, to acquire all of the issued and outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”), at a purchase price of $2.07 per Share in cash, without interest (the “Offer Price”), and subject to any withholding of taxes required by applicable legal requirements.

The obligation of Merger Sub to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the satisfaction of the conditions set forth in the Merger Agreement, including (1) that the number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn, considered together with all other Shares (if any) otherwise beneficially owned by Parent or any of its wholly-owned subsidiaries (including Merger Sub) (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been received, as defined by Section 251(h)(6) of the Delaware General Corporation Law, as amended (the “DGCL”)), would represent one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer; (2) the accuracy of the Company’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Expiration Date (as defined in the Merger Agreement), as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (3) compliance, or performance, by the Company in all material respects with all of its covenants and agreements it is required to comply with or perform under the Merger Agreement; (4) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement); (5) the absence of any injunction or other order issued by any court of competent jurisdiction or any law or order by any governmental entity of competent jurisdiction directly or indirectly prohibiting, or making illegal, consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below) (collectively, the “Transactions”), or imposing a Burdensome Condition (as defined in the Merger Agreement) as a condition or consequence of consummating the Transactions; (6) the absence of an actual, imminent or threatened breach or repudiation of the Key Employee (as defined in the Merger Agreement) offer letters and restrictive covenant agreements (as further described below); (7) the continuation of employment of each Key Employee; and (8) the Merger Agreement not having been terminated in accordance with the terms of the Merger Agreement.

Following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). The Merger will be governed by Section 251(h) of the DGCL and effected without a vote of the Company stockholders. At the effective time of the Merger (the “Effective Time”), each Share (other than Shares that are (i) validly tendered and irrevocably accepted for purchase pursuant to the Offer, (ii) held by a holder who is entitled to demand and properly demands the appraisal of such Shares in accordance with Section 262 of the DGCL; (iii) owned by the Company or any subsidiary of the Company, or held in the Company’s treasury immediately prior to the Effective Time; or (iv) owned by Parent or Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time) will be automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest thereon (the “Merger Consideration”) and in accordance with the terms of the Merger Agreement.

The Merger Agreement also provides that each Company stock option that is (i) (A) vested as of immediately prior to the Effective Time or (B) held by any non-employee director of the Company will be canceled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Company stock option, multiplied by the aggregate number of shares of Common Stock subject to such Company stock option immediately before the Effective Time, (ii) unvested and held by a Non-Executive Holder (as defined in the Merger Agreement) that would have (A) its first vesting date on March 1, 2023 or June 1, 2023 will be canceled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Company stock option, multiplied by the aggregate number of shares of Common Stock with respect to which such Company stock option would have vested prior to November 30, 2023, subject to any required withholding of taxes, and such cash amount shall be payable promptly following March 1, 2023 subject to continued employment through March 1, 2023 and (B) vested after November 30, 2023 will be canceled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Company stock option, multiplied by the aggregate number of shares of Common Stock subject to such Company stock option with respect to which such Company option would have vested after November 30, 2023, subject to any required withholding of taxes, and such cash amount shall be payable promptly following December 1, 2023 subject to continued employment through December 1, 2023 and (iii) unvested and held by an Executive Employee (as defined in the Merger Agreement”) that would have vested (A) prior to November 2023 will be canceled in exchange for the right to receive an amount in cash, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Company stock option, multiplied by the aggregate number of shares of Common Stock subject to such Company stock option, subject to any required withholding of taxes, and such cash amount shall be payable promptly following March 1, 2023 subject to continued employment through March 1, 2023, (B) after October 2023 and prior to November 2025 will be canceled in exchange for a restricted stock unit award (each, an “Assumed RSU Award”) with respect to a number of Parent Holdco ADSs (as defined in the Merger Agreement), equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Company stock option, multiplied by the aggregate number of shares of Common Stock subject to such Company stock option, divided by the Parent Holdco ADS Price (as defined in the Merger Agreement), vesting in two equal annual installments on November 1, 2023 and November 1, 2024, subject to continued employment through each vesting date and (C) after October 2025 will be cancelled in exchange for an Assumed RSU Award with respect to a number of Parent Holdco ADSs, equal to the product of the excess, if any, of the Merger Consideration over the per-share exercise price of the applicable Company stock option, multiplied by the aggregate number of shares of Common Stock subject to such Company stock option, divided by the Parent Holdco ADS Price (as defined in the Merger Agreement), vesting on November 1, 2025, subject to continued employment through November 1, 2025; provided that any consideration provided in exchange for Company stock options (whether cash or Assumed RSU Awards in respect of Parent Holdco ADSs) that is subject to employment through applicable vesting dates shall accelerate and fully vest upon the holder of a Company stock option being terminated without Cause (as defined in the Merger Agreement), subject to such holder’s execution of an effective release of claims in favor of Parent; provided, further that that any Company stock option with a per-share exercise price equal to or greater than the Merger Consideration will be canceled for no consideration.

Concurrent with the execution and delivery of the Merger Agreement, Frederic Chereau, President and Chief Executive Officer of the Company, Matthias Hebben, Global VP, Head of Technology of the Company, and Mariana Nacht, Chief Scientific Officer of the Company (collectively, the Key Employees), entered into (i) employment offer letters with Parent that will supersede their employment agreement with the Company, to be effective at, and contingent upon, the Effective Time and (ii) restrictive covenant agreements with the Company (or, in the case of Ms. Nacht, reaffirming her obligations under her existing restrictive covenant agreement). In connection with their employment offer letters, Mr. Chereau, Mr. Hebben and Ms. Nacht will be (i) employed at a division of Parent Holdco (as defined in the Merger Agreement) and (ii) provided with annual base salaries of $558,500, $350,000 and $440,000, respectively, with a bonus opportunity ranging from zero to ninety percent of base salary. Mr. Chereau, Mr. Hebben and Ms. Nacht will also be (i) eligible to receive cash retention bonuses in the amounts of $322,025, $147,500 and $198,000, respectively, that will become fully vested on the one-year anniversary of the Closing for Mr. Chereau and will vest as to one-third of the total amount on the Closing and two-thirds on the one-year anniversary of the Closing for Mr. Hebben and Ms. Nacht, in each case, subject to continued employment through such date (and, for Mr. Hebben’s and Ms. Nacht’s first third, subject to clawback if either resigns prior to the first anniversary), (ii) granted Parent Holdco restricted stock units as soon as practicable following the Effective Time that vest on the second anniversary of the Closing for Mr. Chereau and Mr. Hebben and the 18-month anniversary of the Closing for Ms. Nacht, with a value of $418,875, $210,000 and $330,000, respectively, (iii) eligible to receive Parent Holdco performance shares with an expected value equal to 75% (60% for Mr. Hebben) of base salary for each year of employment beginning with 2023 in the case of Mr. Chereau and Mr. Hebben or 2024 in the case of

Ms. Nacht, with such performance shares subject to the achievement of performance measures over the applicable three-year performance period and (iv) in the case of Ms. Nacht, granted Parent restricted stock units in March 2023 that vests on the 18-month anniversary of the Closing with a value of $165,000. All equity awards are subject to the approval of the Remuneration Committee of AstraZeneca plc. The restrictive covenant agreements generally subject the Key Employees to (i) confidentiality covenants restricting each Key Employee from using or disclosing (A) Company confidential information outside the scope of their employment in perpetuity or (B) confidential information relating to a Key Employee’s former employer during employment, (ii) a non-competition covenant and (iii) non-solicitation covenants with respect to customers and other business relations and employees. The transactions contemplated by the Merger Agreement are subject to these Key Employee employment offer letters and restrictive covenant agreements not being breached prior to the Effective Time and the Key Employees remaining Company employees as of the Effective Time.

Representations, Warranties and Covenants

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to use its reasonable best efforts to conduct its business in the ordinary course of business in all material respects and has agreed to certain other operating covenants, as set forth in the Merger Agreement. The Company has also agreed not to directly or indirectly solicit or encourage discussions or negotiations with any third party regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances furnish, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal if the board of directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes or would reasonably be expected to lead to a “Superior Offer” (as defined in the Merger Agreement) and that the failure to take any such action would be inconsistent with its fiduciary duties under applicable law.

Termination

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Merger Sub. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination (1) by the Company in order to accept a Superior Offer and substantially concurrently enter into an alternative acquisition agreement, (2) by Parent due to the Company effecting a “Company Adverse Change Recommendation” (as defined in the Merger Agreement) or failing to take certain actions with respect to the Company Board Recommendation (as defined in the Merger Agreement) or competing acquisition proposals or (3) by the Company or Parent if the consummation of the Offer has not occurred by the “End Date” (as defined in the Merger Agreement), the Company will be required to pay a termination fee of an amount in cash equal to $2,090,000 (the “Termination Fee”). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain process and notice requirements.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this current report and incorporated herein by reference. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreements. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On October 3, 2022, the Company issued a press release announcing that it had entered into the Merger Agreement, by and among the Company, Parent, and the Merger Sub.

A copy of the press release is furnished as Exhibit 99.3 to this report and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the execution of the Merger Agreement, Parent and Merger Sub entered into tender and support agreements (the “Support Agreements”) with each of BioDiscovery 5, OrbiMed Israel Partners II, L.P., OrbiMed Private Investments VI, L.P., OrbiMed Genesis Master Fund, L.P. and The Biotech Growth Trust PLC, under which such stockholders agreed, among other things, and subject to the terms thereof, to tender all of their Shares into the Offer. As of the date of the Merger Agreement, the Shares subject to the Support Agreements comprised approximately 33% of the issued and outstanding Shares. The Support Agreements will terminate upon certain circumstances, including upon (i) valid termination of the Merger Agreement, (ii) the effective time of the Merger, (iii) any material modification or amendment to the Merger Agreement or the Offer that is effected without any such stockholder’s written consent that decreases the amount, or changes the form, of consideration payable to such stockholder pursuant to the terms of the Merger Agreement as in effect on the date hereof or (iv) termination of the Support Agreements by written notice from Parent to such stockholders.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, copies of which are filed as Exhibits 99.1 and 99.2 to this Current Report and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, as well as any assumptions underlying any of the foregoing.

The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the tender offer and the merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares of common stock in the tender offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require a termination fee or other expenses; (vii) the effect of the transaction announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its business partners, collaborators, vendors and others with whom it does business, its business generally or its stock price; (viii)

risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its quarterly report on Form 10-Q for the fiscal period ended June 30, 2022 and other filings the Company may make with the SEC in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are based on information currently available to the Company, and the Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

Additional Information

The tender offer for the outstanding common stock of the Company has not yet commenced. This communication does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell the Company’s securities. An offer to purchase shares of the Company’s common stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, Merger Sub and Parent will file a Tender Offer Statement on Schedule TO with the SEC and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including the Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information. The Company’s stockholders are urged to read these documents (including the Offer to Purchase and related Letter of Transmittal and certain other documents), and the Solicitation/Recommendation Statement, as may be amended from time to time, carefully when they become available because they will contain important information that they should consider before making any decision regarding tendering their shares of common stock. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the documents may be obtained for free on the Company’s website at investor.logicbio.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 3, 2022, by and among LogicBio Therapeutics, Inc., Alexion Pharmaceuticals, Inc. and Camelot Merger Sub, Inc.

99.1	Tender and Support Agreement, dated as of October 3, 2022, by and among Alexion Pharmaceuticals, Inc., Camelot Merger Sub, Inc., OrbiMed Israel Partners II, L.P., OrbiMed Private Investments VI, L.P., OrbiMed Genesis Master Fund, L.P. and The Biotech Growth Trust PLC.

99.2	Tender and Support Agreement, dated as of October 3, 2022, by and among Alexion Pharmaceuticals, Inc., Camelot Merger Sub, Inc. and BioDiscovery 5.

99.3	Press Release issued by LogicBio Therapeutics, Inc. on October 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 3, 2022

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
	Name:	Frederic Chereau
	Title:	President and Chief Executive Officer